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                                                                   EXHIBIT 23.1


                       CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Factory Card Outlet Corp.:

We consent to the incorporation by reference in this registration statement on Form S-8 of Factory Card Outlet Corp. of our reports dated August 8, 1997 relating to the financial statements and schedule of Factory Card Outlet Corp. and subsidiary as of June 28, 1997 and June 29, 1996, and for each of the years in the three-year period ended June 28, 1997, which reports appear in or are incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended June 28, 1997, filed by Factory Card Outlet Corp.


                                          KPMG PEAT MARWICK



Chicago, Illinois
January 30, 1998



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